UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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DAWSON GEOPHYSICAL COMPANY
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DAWSON GEOPHYSICAL COMPANY

508 West Wall, Suite 800

Midland, TX 79701

432-684-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held January 22, 2013

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of Dawson Geophysical Company will be held at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701 at 10:00 a.m. on January 22, 2013 for the following purposes:

1. Electing Directors of the Company;

2. Considering and voting upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013;

3. Considering and voting upon a non-binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

4. Considering all other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 23, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

DATED this 19th day of December, 2012.

BY ORDER OF THE BOARD OF DIRECTORS

Christina W. Hagan, Secretary

IMPORTANT

To be sure your shares are represented at the Annual Meeting of Shareholders, please vote (1) by calling the toll-free number (800) 690-6903 and following the prompts; (2) by Internet at http://www.proxyvote.com; or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. Any shareholder granting a proxy may revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and by withdrawing the proxy. You may vote in person at the Annual Meeting of Shareholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

Dawson Geophysical Company

508 West Wall, Suite 800

Midland, Texas 79701

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, January 22, 2013

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Dawson Geophysical Company (the “Company” or “we”) for use at our Annual Meeting of Shareholders to be held on Tuesday, January 22, 2013 at 10:00 a.m. at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about December 20, 2012.

Any shareholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to our Secretary or by attending the meeting and withdrawing the proxy.

PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

1. Electing Directors of the Company;

2. Considering and voting upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013;

3. Considering and voting upon a non-binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

4. Considering all other matters as may properly come before the meeting.

VOTING RIGHTS

Right to Vote and Record Date

Our voting securities consist solely of common stock, par value $0.33 1/3 per share (“Common Stock”).

The record date for shareholders entitled to notice of and to vote at the meeting was the close of business on November 23, 2012, at which time there were 8,031,369 shares of Common Stock entitled to vote at the meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Quorum

Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

Voting at the Annual Meeting

If your shares of Common Stock are registered directly with Computershare Shareowner Services, LLC, you are a “record holder” and may vote in person at the meeting. If a bank, broker or other nominee holds your shares for your benefit but not in your own name, your shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of telephone and Internet voting depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to vote in person at the meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to the meeting in order to vote in person.

Voting by Proxy

Whether or not you are able to attend the meeting, we urge you to vote by proxy.

Vote Required

All proposals other than election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Directors are elected by a plurality of votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of votes cast.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors. Cumulative voting for election of directors is not authorized.

With regard to the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

With regard to the proposal to approve a non-binding advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal. This vote is advisory in nature and will not be binding on the Company.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions are also considered to be present at the meeting and entitled to vote on any matter from which the shareholder abstains. Generally, a bank, broker or other nominee may vote the shares that it holds for you only in accordance with your instructions. However, if your bank, broker or other nominee has not received your instructions, your bank, broker or other nominee has the discretion to vote only on certain matters that are routine. A “broker non-vote” occurs if your bank, broker or other nominee cannot vote on a particular matter because your bank, broker or other nominee has not received instructions from you and because the proposal is not routine. Therefore, for purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and will not be entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters.

If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER’S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER “PROPOSAL 1: ELECTION OF DIRECTORS”; FOR THE APPOINTMENT OF Ernst & Young LLP AS SET FORTH UNDER “PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; FOR THE PROPOSAL TO APPROVE A NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT AS DESCRIBED UNDER “PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION” AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on January 22, 2013

This Proxy Statement and our 2012 Annual Report on Form 10-K are available at: www.dawson3d.com in the “Financial Reports” area of the “Investor Relations” section.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting to be held on January 22, 2013, seven persons are to be elected to serve on our Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the nominees have announced that they are available for election to the Board of Directors. Our nominees for the seven directorships are:

Paul H. Brown

Craig W. Cooper

Gary M. Hoover, Ph.D

Stephen C. Jumper

Jack D. Ladd

Ted R. North

Tim C. Thompson

For information about each nominee, see “Directors,” below.

Our Board of Directors unanimously recommends that you vote FOR the election of each of the director nominees listed above.

DIRECTORS

Our Board of Directors currently consists of eight directors, two of whom are employees of the Company and six of whom are not employees of the Company (i.e., outside directors). On November 27, 2012, L. Decker Dawson, the founder and current Chairman of the Board of Directors, informed the Board that he would not stand for reelection when his current term as a director expires at the Annual Meeting. In honor of his contribution as the founder and builder of the Company, the Board of Directors has appointed him Chairman Emeritus, such appointment to be effective when his term as a director expires at the Annual Meeting. In connection with Mr. Dawson’s decision not to stand for reelection, the Board of Directors will be reduced from eight to seven directors, and therefore we are only seeking your approval for the election of seven nominees. Set forth below are the names, ages and positions of Mr. Dawson and our nominees for Director.

Name	Age	Position
L. Decker Dawson	92	Chairman of the Board of Directors*
Stephen C. Jumper	51	President, Chief Executive Officer and Director
Paul H. Brown	81	Director
Craig W. Cooper	59	Director
Gary M. Hoover, Ph.D.	73	Director
Jack D. Ladd	62	Director
Ted R. North	66	Director
Tim C. Thompson	78	Director

*	Mr. Dawson will not serve as a director after the Annual Meeting.

Set forth below are descriptions of the principal occupations during at least the past five years of Mr. Dawson and the Company’s nominees for director.

L. Decker Dawson.    Mr. Dawson founded the Company in 1952. He served as our President until being elected as Chairman of the Board of Directors and Chief Executive Officer in January 2001. In January 2006, Mr. Dawson was reelected as Chairman of the Board of Directors and retired as our Chief Executive Officer. Prior to 1952, Mr. Dawson was a geophysicist with Republic Exploration Company, a geophysical company.

Mr. Dawson served as President of the Society of Exploration Geophysicists (1989-1990), received its Enterprise Award in 1997 and was awarded honorary membership in 2002. He was Chairman of the Board of Directors of the International Association of Geophysical Contractors in 1981 and is an honorary life member of such association. He was inducted into the Permian Basin Petroleum Museum’s Hall of Fame in 1997.

Stephen C. Jumper.    Mr. Jumper, a geophysicist, joined our Company in 1985, was elected Vice President of Technical Services in September 1997 and was subsequently elected President, Chief Operating Officer and Director in January 2001. In January 2006, Mr. Jumper was elected President, Chief Executive Officer and Director. Prior to 1997, Mr. Jumper served as our manager of technical services with an emphasis on 3-D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President, First Vice President and as President.

Paul H. Brown.    Mr. Brown has served as one of our directors since September 1999. Mr. Brown, an independent management consultant with various companies since May 1998, was President and Chief Executive Officer at WEDGE Energy Group, Inc. from January 1985 to May 1998.

Craig W. Cooper.    Mr. Cooper was elected as a Director by the Board of Directors on September 28, 2010. Prior to his retirement in April 2010, Mr. Cooper was a Senior Advisor, Seismic at BP p.l.c., in the Unconventional Gas unit from 2008 to 2010. Prior to 2008, Mr. Cooper was the Seismic Program Coordinator, North America at BP p.l.c. for three years, Seismic Technology Advisor for two years and Manager of Seismic Imaging & Operations for four years. Mr. Cooper was employed by BP p.l.c. and its predecessor, Amoco Corporation, for 35 years.

Gary M. Hoover, Ph.D.    Dr. Hoover has served as one of our directors since December 2002. Dr. Hoover, currently an independent consultant, retired from Phillips Petroleum Company in 2002. His responsibilities for the previous ten years with Phillips included geophysical research management, geoscience technology coordination, exploration and production technology consultation and active research into new seismic data acquisition techniques. Dr. Hoover served as Vice President of the Society of Exploration Geophysicists (1990-1991) and received its Life Membership Award in 2000. Dr. Hoover holds a doctorate in physics from Kansas State University.

Jack D. Ladd.    Mr. Ladd has served as one of our directors since March 2008. He is currently the Dean and Professor of Management in the School of Business at the University of Texas of the Permian Basin. From 2004 until 2007, Mr. Ladd held the positions of Assistant Professor in the School of Business and Director of the John Ben Shepperd Public Leadership Institute at the University of Texas of the Permian Basin. Prior to 2004, Mr. Ladd practiced law and was a shareholder of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., a law firm in Midland, Texas. Mr. Ladd is a director of two public corporations other than the Company: Lightbridge Corporation (formerly known as Thorium Power, Ltd.) and Mexco Energy Corporation.

Ted R. North.    Mr. North has served as one of our directors since August 2008. Mr. North was a partner at Grant Thornton LLP from August 1987 until his retirement on July 31, 2008. He served as the Managing Partner and in other positions of responsibility in the Midland, Texas and Oklahoma City offices of Grant Thornton. He is a Certified Public Accountant with over 30 years of public accounting experience.

Tim C. Thompson.    Mr. Thompson has served as one of our directors since 1995. Mr. Thompson, an independent management consultant with various companies since May 1993, was President and Chief Executive Officer of Production Technologies International, Inc. from November 1989 to May 1993.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

“Independent” Directors

Messrs. Brown, Cooper, Hoover, Ladd, North and Thompson qualify as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the members of the Audit Committee and Compensation Committee of our Board of Directors each qualify as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of such committees. The Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Mr. North is the independent director who has been determined to be the audit committee financial expert, based on the Board’s qualitative assessment of Mr. North’s level of knowledge, experience (as described above in his biographical statement) and formal education. The designation does not impose on Mr. North any duties, obligations or liabilities that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and Mr. North’s designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Meetings and Committees of Directors

During the fiscal year ended September 30, 2012, the Board of Directors held six regularly scheduled meetings. All of the Directors attended the regularly scheduled meetings, except two directors were absent from one meeting each.

Audit Committee.    The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. Hoover, Ladd, and North, all of whom are non-employee directors and “independent.” Mr. North serves as the chairman of the Audit Committee. The functions of the Audit Committee are to determine whether our management has established internal controls which are sound, adequate and working effectively; to ascertain whether our assets are verified and safeguarded; to review and approve external audits; to select, engage and supervise our independent public accountants; and to determine and approve the fees paid to the independent public accountants. The Audit Committee held fourteen meetings during the fiscal year ended September 30, 2012. All members of the Audit Committee attended these meetings.

The Audit Committee operates under a written charter adopted by the Board of Directors that is annually reviewed and approved by the Audit Committee. The Audit Committee adopted and approved an amended Audit Committee Charter on September 25, 2012. The amended charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section. The Audit Committee Report for fiscal 2012 is included in this Proxy Statement on page 24.

Compensation Committee.    The Compensation Committee is a standing committee of the Board of Directors and currently consists of Messrs. Brown, Cooper, and Hoover, all of whom are non-employee directors and “independent.” Mr. Hoover serves as the chairman of the Compensation Committee. The primary function of the Compensation Committee is to determine that compensation for our officers is competitive and enables the Company to motivate and retain the talent needed to lead and grow our business. The Compensation Committee held three meetings during the fiscal year ended September 30, 2012. All members of the Compensation Committee attended each meeting. The Compensation Committee Report for fiscal 2012 is included in this Proxy Statement on page 14.

The Compensation Committee currently operates under a written charter adopted and approved by the Board of Directors on September 28, 2010. The charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

Nominating Committee.    The Nominating Committee is a standing committee of the Board of Directors and currently consists of Messrs. Brown, North, and Thompson, all of whom are non-employee directors and

“independent.” Mr. Thompson serves as the chairman of the Nominating Committee. The Nominating Committee held one meeting during the fiscal year ended September 30, 2012. The Director nominees standing for election to our Board of Directors as set forth in this Proxy Statement were unanimously nominated by the full Board of Directors, including all members of the Nominating Committee. The primary function of the Nominating Committee is to determine the slate of Director nominees for election to our Board of Directors. The Nominating Committee considers candidates recommended by our shareholders, directors, officers and outside sources, and considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member with the commitment to acting in the best interests of our Company and our shareholders. The Nominating Committee also gives consideration to having an appropriate mix and diversity of backgrounds, skills and professional experiences on our Board of Directors, the qualifications that the Committee believes must be met by prospective nominees, qualities or skills that the Committee believes are necessary for one or more of our directors to possess and standards for the overall structure and composition of our Board of Directors. The same criteria would be evaluated with respect to candidates recommended by shareholders. While the Nominating Committee may consider diversity among other factors when considering director nominees, it does not have any specific policy with regard to diversity in identifying director nominees.

In accordance with Article II, Section 13 of our Bylaws, shareholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee must submit such nomination to our Secretary for receipt not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Pursuant to our bylaws, the notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board of Director membership. We may also require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded.

The Nominating Committee currently operates under a written charter adopted and approved by the Board of Directors on December 3, 2004. The charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

Director Qualifications

The following is a brief discussion of the experience, qualifications, attributes and skills that led us to the conclusion that our nominees for director should serve as directors for the Company: For our President and Chief Executive Officer, Mr. Jumper, his leadership qualities, technical expertise and long experience in the seismic industry. For Mr. Brown, his long experience in the energy field both as an executive officer and as a consultant. For Mr. Cooper, his long experience as an executive in the seismic division of a major oil company. For Mr. Hoover, his long experience in geophysical research and management for a major oil company and his expertise in the geophysical sciences. For Mr. Ladd, his legal and business expertise and his experience as director for other public companies. For Mr. North, his accounting and auditing expertise and experience. For Mr. Thompson, his long experience in the oil and gas drilling and producing industry.

Board Leadership Structure

Currently our Chairman of the Board of Directors is Mr. L. Decker Dawson. To take his place when Mr. Dawson leaves the Board of Directors after the Annual Meeting, the Board of Directors has appointed Mr. Stephen C. Jumper, the Company’s President and Chief Executive Officer, to be Chairman of the Board of Directors, such appointment to be effective as of the Annual Meeting and conditioned on Mr. Jumper’s reelection to the Board of Directors at the Annual Meeting. The Board of Directors believes that the determination of whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate should be based on the composition, skills and experience of the Board of Directors and its members and governance efficiency. Based on these factors, the Board of Directors has determined that having Mr. Jumper serve as Chief Executive Officer and, effective as of the Annual Meeting, as Chairman is in the best interest of the Company at this time, and that such arrangement makes the best use of Mr. Jumper’s unique skills and experience with the Company and his long experience in the seismic industry to act as the representative of the Company.

In connection with the appointment of Mr. Jumper as Chairman of the Board of Directors, the Board has established the position of Lead Director, which will be appointed annually by the Board at such times as the Chairman of the Board is not an independent director. Since our Chairman is also a member of management, the Board has appointed Mr. Craig W. Cooper, a non-management director, as Lead Director, effective as of the Annual Meeting and conditioned on Mr. Cooper’s reelection to the Board at the Annual Meeting. The responsibilities of the Lead Director include:

•	Approving Board meeting agendas and consulting with the Chairman on information provided to the Board;

•	Calling meetings of non-management directors and setting agendas for executive sessions;

•	Presiding at all Board meetings at which the Chairman is not present, including executive sessions of the non-employee directors;

•	Overseeing the process of hiring, firing, evaluating and compensating the chief executive officer;

•	Overseeing Board and director evaluations;

•	Approving the retention of consultants who report directly to the Board;

•	Facilitating communication between the directors and the chief executive officer, and communicating the directors’ perspectives and consensus view to the chief executive officer;

•	Assisting the board of directors and officers in assuring compliance with and implementation of our governance principles;

•	Ensuring that the Board is at least two-thirds independent and that key committees are independent; and

•	Performing such other functions as the independent directors may designate from time to time.

Board of Directors’ Role in Risk Oversight

The Board of Directors is generally responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company’s business and to assess the mitigation of those risks. Our Board of Directors’ leadership structure, including the Audit Committee’s responsibility to oversee any significant financial risk exposures and our practice of a high degree of interaction between our directors and members of senior management facilitates, this oversight function. Management reports either to the Audit Committee or the full Board of Directors, depending on the type of risk involved, regarding the identified risks and the mitigation strategies planned or in place to address such risks.

DIRECTOR COMPENSATION

All of our non-employee directors receive annual compensation of $24,000. Each non-employee director also receives a fee of $2,000 for each regular Board of Directors meeting attended. In addition, the chairman of the Audit Committee receives an additional fee of $500 per month. In fiscal 2012, each non-employee director also received a stock grant of our Common Stock worth $36,000. We also reimburse reasonable expenses incurred by our directors in attending meetings and other company business. None of the reimbursements for our non-employee directors exceeded the $10,000 threshold in fiscal 2012 and consequently are not included in “Director Compensation for Fiscal 2012” below.

Directors who are also full-time officers or employees of our Company receive no additional compensation for serving as directors. Currently, two members of our Board of Directors, Mr. Dawson and Mr. Jumper, are also executive officers of the Company. As an employee, Mr. Dawson receives a salary and certain other benefits as set forth in the “Director Compensation for Fiscal 2012” table below. After Mr. Dawson leaves the Board of Directors at the Annual Meeting, he will continue to receive such salary and benefits. Mr. Jumper’s compensation is set forth under “Compensation Discussion and Analysis” and “Executive Compensation,” below.

The table below summarizes the total compensation paid to or earned by each of our non-employee directors and Mr. Dawson during fiscal 2012.

Director Compensation For Fiscal 2012

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2) ($)	All Other Compensation ($)	Total ($)
L. Decker Dawson(3)	66,755	(4)	—	189	66,944
Ted R. North	42,000		36,000	—	78,000
Tim C. Thompson	36,000		36,000	—	72,000
Gary M. Hoover, Ph.D	36,000		36,000	—	72,000
Paul H. Brown	36,000		36,000	—	72,000
Jack D. Ladd	36,000		36,000	—	72,000
Craig W. Cooper	36,000		36,000	—	72,000

(1)	The amounts in this column reflect the dollar amount we recognized as an expense with respect to stock awards for financial statement reporting purposes during the fiscal year ended September 30, 2012, in accordance with ASC 718, “Compensation — Stock Compensation.” These amounts also reflect the grant date fair value of each stock award of $23.245 per share. See Note 7 to our audited financial statements included in our 2012 Annual Report on Form 10-K for the assumptions made in our valuation of these stock awards.

(2)	For fiscal 2012, each non-employee director then serving earned a 1,548-share grant of stock from the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan. At December 6, 2012 the directors listed in the above table held the following aggregate outstanding shares of Common Stock: Mr. Dawson — 108,192, Mr. Thompson — 10,469, Mr. Brown — 4,215, Mr. Hoover — 10,469, Mr. Ladd —6,469, Mr. North — 6,469 and Mr. Cooper — 2,796.

(3)	Mr. Dawson will not serve as a director after the Annual Meeting.

(4)	Represents Mr. Dawson’s salary as an officer of the Company during fiscal 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to provide total compensation paid to our executive officers that is fair, reasonable and competitive.

In this compensation discussion and analysis, the executive officers named below who are current employees are referred to as the “Named Executive Officers.”

Stephen C. Jumper	Chief Executive Officer, President
Christina W. Hagan	Chief Financial Officer, Executive Vice President, Secretary
C. Ray Tobias	Chief Operating Officer, Executive Vice President
James W. Thomas	Chief Technology Officer, Executive Vice President
Kermit S. Forsdick	Senior Vice President

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation for executive officers must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company, reward successful performance and closely align the interests of our executives with the Company. The ultimate objective of our compensation program is to improve the intrinsic value of the Company and shareholder value.

In setting compensation levels, the Compensation Committee evaluates both performance and overall compensation. The review of executive officers’ performance includes a mix of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual and continue to improve the environmental quality of the Company’s services and operations.

In order to continue to attract and retain the best employees, the Compensation Committee believes the executive compensation packages provided to the Company’s executives, including the Named Executive Officers, should include both cash and stock-based compensation.

The Compensation Committee and the Chief Executive Officer (“CEO”) do not formally benchmark officer compensation against any peer group. They have not directly based their compensation decisions on any peer group and, since fiscal 2009, have not engaged a consultant to benchmark officer compensation or provide any other services.

Competitive Considerations

We believe competition for talented employees goes well beyond the seismic industry to include oil and gas companies, development companies and oilfield service companies. Many of the companies with whom we compete for top level talent are larger and have more financial resources than we do. Both our Compensation Committee and CEO consider known information regarding the compensation practices of likely competitors, to the extent that such information is available from public sources, to form a general understanding of our competitors’ current compensation practices when reviewing and setting the compensation of all our officers, including the Named Executive Officers.

Role of Chief Executive Officer in Compensation Decisions

On an annual basis, our CEO reviews the performance of each of the other Named Executive Officers and, based on this review, makes recommendations to the Compensation Committee with respect to the compensation of the Named Executive Officers, excluding himself. Our CEO considers internal pay equity issues, individual contribution and performance, competitive pressures and company performance in making his recommendations to the Compensation Committee. The Compensation Committee may accept or adjust such recommendations at its discretion. Except with respect to the profit sharing plan, as described below, the Compensation Committee, under the direction of the Lead Director, as applicable, has the sole responsibility for evaluating the compensation of our CEO.

Establishing Executive Compensation

Consistent with our compensation objectives, the Compensation Committee has structured our annual and long-term incentive-based executive compensation to attract and retain the best talent, reward financial success and closely align executives’ interests with the Company’s interests. In setting the compensation, the Compensation Committee reviews total direct compensation for the Named Executive Officers, which includes salary, annual cash incentives and long-term equity incentives. The appropriate level and mix of incentive compensation is not based upon a formula, but is a subjective determination made by the Compensation Committee.

We do not have a policy of stock ownership requirements. In addition, we do not have any employment contracts or change of control agreements, although equity issued pursuant to our 2006 Stock and Performance Incentive Plan is subject to accelerated vesting as described below in “Potential Payments Upon a Change of Control or Termination.”

The Compensation Committee reviews compensation matters from time to time during the year. The Compensation Committee typically recommends the accrual of amounts for the cash bonus and profit sharing plan shortly prior to or during the first quarter of a fiscal year and then recommends the allocation of the accrued amounts in the first quarter of the following fiscal year. In addition, the Compensation Committee generally performs its annual review of officer salaries during the middle of each fiscal year. Since fiscal 2011, 5% of officer salaries, including salaries of our Named Executive Officers, have been deferred and paid as a lump-sum payment at the end of the calendar year. The Compensation Committee has not yet determined whether such amount will again be deferred in fiscal 2013.

Elements of Compensation

The components of compensation for our Named Executive Officers includes the following elements:

Element	Form of Compensation	Purpose
Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.

Short-Term Incentive	Cash Bonus and Profit Sharing	Create a strong financial incentive for achieving financial success and for the competitive retention of executives.

Long-Term Equity Incentive	Stock Option and Restricted Stock Grants	Provide incentives to strengthen alignment of executive team interests with Company interests, reward long-term achievement and promote executive retention.

Health, Retirement and Other Benefits	Eligibility to participate in plans generally available to our employees, including 401(k); profit-sharing; health; life insurance and disability plans	Plans are part of broad-based employee benefits.

Base Salary

The Compensation Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. We do not have a formal salary program with salary grades or salary ranges. Instead salary increases are awarded periodically based on individual performance, when allowed by economic conditions. The Compensation Committee determines the base salary of each Named Executive Officer based on his or her position and responsibility. During its review of base salaries for executives, the Compensation Committee primarily considers the internal value of the position relative to other positions, external value of the position or comparable position, individual performance and ability to represent our Company’s values. For Named Executive Officers other than the CEO, the Compensation Committee also considers the recommendations of the CEO. The Compensation Committee typically considers base salary levels annually as part of its review of our performance and from time to time upon a promotion or other change in job responsibilities.

Short-Term Incentive Compensation

The Named Executive Officers participate in our profit sharing program, along with all other eligible employees. The profit sharing program is designed to award our employees for the financial success of the Company. With respect to each fiscal year, our Board of Directors, acting on the recommendation of our Compensation Committee, determines a pool amount available to be allocated in the first quarter of the following fiscal year to all eligible employees, including the Named Executive Officers. For fiscal 2012, 2011 and 2010, our Board of Directors set the pool at 5% of the pre-tax net income for the applicable fiscal year. Because the Company did not earn a profit during fiscal 2010 or 2011, there were no profit sharing allocations to any of our employees for fiscal 2010 or 2011.

In past years, management, pursuant to the guidelines set forth by the Board of Directors, has distributed the pool amount to eligible employees based upon a bonus value consisting of (i) base salary at the time of calculation, times (ii) a seniority factor (which reflects each employee’s length of service with the Company), times (iii) an internal value, or “position code.” Such bonus value would be divided by the aggregate amount of all eligible employees’ bonus values to obtain a “bonus pool pro rata share factor,” which would be used to allocate the bonus pool to each eligible employee on a pro rata basis (with higher bonus pool pro rata share factors receiving a higher percentage of the bonus pool). The position code starts at 1 for all employees and increases pursuant to the internal value of the position up to 1.25 for officers and other key employees. While in recent years the Company has weighted the three factors comprising the formula equally, management periodically reassesses the formula based on its assessment of the appropriate balance and relevance of the individual factors in order to retain key individuals. Although no profit sharing allocations were made in fiscal 2010 or 2011, the profit sharing awards paid to our Named Executive Officers for fiscal 2012 are included in the Summary Compensation Table on page 16. The seniority factors of each Named Executive Officer for fiscal 2012 were as follows: Mr. Jumper — 15,593; Ms. Hagan — 8,940; Mr. Tobias — 9,500; Mr. Thomas — 6,333; and Mr. Forsdick — 7,701. Each of the Named Executive Officers had a position code of 1.25 for fiscal 2012.

In September 2012, our Board of Directors preliminary set the fiscal 2013 allocation for the profit sharing plan at 5% of our pre-tax net income for fiscal 2013.

We also use short-term incentive compensation in the form of discretionary cash bonuses to meet market and competitive demands. Bonus amounts are based upon a variety of factors including perceived competitive pressures, base salary, internal value of the position and seniority. No discretionary cash bonuses were paid to our Named Executive Officers with respect to fiscal 2012, 2011 or 2010.

Long-Term Equity Incentive Compensation

Long-term equity incentives encourage participants to focus on long-term performance and provide an opportunity for executive officers and certain designated key employees to increase their stake in our Company through grants of stock options and restricted stock. By using a mix of stock options and restricted stock grants, we are able to compensate our Named Executive Officers for sustained increases in our stock performance as well as long-term growth. The Compensation Committee makes the determination whether to grant stock options or restricted stock by weighing the financial effects on the Company and the benefits and drawbacks of each type of award for the Named Executive Officers. Such determination is made at the time of the grant.

In fiscal 2012 and 2010, our Compensation Committee approved restricted stock grants to the Named Executive Officers, other officers and certain other employees. In addition to rewarding these individuals for our long-term success and aligning the interests of the Named Executive Officers with the Company, these grants also help us to retain talented employees because the shares cannot be sold during a three-year restricted period. We determine the fair value of the restricted stock by taking the average of the high and low price of our Common Stock on the NASDAQ Global Select Market on the date of grant, and we recognize these costs, net of estimated forfeitures, over the vesting period of the restricted stock. The restricted shares granted in fiscal 2012 and 2010 were awarded under our 2006 Stock and Performance Incentive Stock Plan and vest on the third anniversary of the date of grant.

In previous years, the Compensation Committee has awarded long-term equity incentive compensation in the form of stock option grants to the Named Executive Officers, other officers and certain other employees. For these awards, the exercise price of the stock options equaled the average of the high and low trading price of our Common Stock on the NASDAQ Global Select Market on the date of grant. We have not granted options with an exercise price that is less than the average of the high and low trading price of our Common Stock on the NASDAQ Global Select Market on the date of grant, and we have not made grants with a grant date that occurs before the Board of Directors’ action. We determine the fair value of each stock option on the date of grant using the Black-Scholes option pricing model, and we recognize these costs, net of estimated forfeitures, over the vesting period of the stock options. We did not award any stock options in fiscal 2012, 2011 or 2010.

Our Compensation Committee recommends to our Board of Directors the equity awards to be made to each Named Executive Officer prior to the grant of such equity awards by the Board of Directors. Although the Compensation Committee does not use a set formula to make these grants, the Compensation Committee generally determines awards based on a number of factors, including the current price of our stock, individual merit, the Company’s overall performance, and the individual’s overall compensation package. The Company’s ultimate goal with any equity award is to align executive interests with Company interests, to reward long-term achievement and to promote retention. Grants of equity may be made at any time during the year, although typically an award is made to each Named Executive Officer at the beginning of each fiscal year. We do not time the release of material non-public information with the purpose of affecting the value of executive compensation.

We have one equity compensation plan, the 2006 Stock and Performance Incentive Plan (the “2006 Plan”). The 2006 Plan provides 750,000 shares of authorized but unissued shares of our Common Stock to be awarded to our officers, directors, employees and consultants. These awards can be made in various forms, including options, grants or restricted stock grants. Stock option grant prices awarded under the 2006 Plan may not be less than the fair market value of the Common Stock subject to such option on the grant date, and the term of stock options may extend no more than ten years after the grant date. Our Compensation Committee selects the employees and consultants to whom the awards will be granted and determines the number and type of awards to be granted to such individuals. Our Board of Directors selects the non-employee directors eligible to whom awards will be granted and determines the number and type of award to be granted to such individuals. All of our employees, non-employee directors and consultants are eligible to receive awards under the 2006 Plan. The 2006 Plan has a term of ten years from the date of shareholder approval such that it expires in January 2017.

Health, Retirement and Other Benefits

401(k) Plan.    We include a 401(k) plan as part of our employee benefits package in order to retain quality personnel. This plan is a tax-qualified retirement savings plan under which all employees, including the Named Executive Officers, are able to contribute to the plan the lesser of up to 100% of their annual salary or the limits prescribed by the Internal Revenue Service on a pre-tax basis. During fiscal 2012, we elected to match 100% of employee contributions up to a maximum of 6% of the participant’s gross salary. Our matching contributions for all of our employees during fiscal 2012 were approximately $1,521,000. All contributions to the plan as well as our matching contributions are fully vested upon contribution. Our Board of Directors approved the matching of employee contributions up to a maximum of 6% of gross salary for fiscal 2013.

Health and Life.    We offer major medical, dental and life insurance to all eligible employees. We also provide the following other insurance benefits to the majority of our salaried employees, including the Named Executive Officers:

•	Life insurance — up to two times annual earnings with limitations based on age and a maximum benefit of $400,000; and

•	Long-term disability — 60% of monthly earnings up to $10,000 per month.

Executive Benefits and Perquisites

We provide our Named Executive Officers with perquisites and other personal benefits that are believed to be reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee reviews the levels of these perquisites and other personal benefits provided to the Named Executive Officers on an annual basis.

COMPENSATION COMMITTEE REPORT

To the Shareholders of Dawson Geophysical Company:

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended September 30, 2012.

December 19, 2012	Submitted by the Compensation Committee of the Board of Directors

Ga	ry M. Hoover, Ph.D (Chairman)

Paul H. Brown

Craig W. Cooper

EXECUTIVE COMPENSATION

The following narrative, tables and footnotes describe the “total compensation” earned during fiscal years 2012, 2011 and 2010 by our Named Executive Officers. The total compensation presented below in the Summary Compensation Table does not reflect the actual compensation received by our Named Executive Officers in such fiscal years. Long-term incentive awards for 2012 are presented in the Grants of Plan-Based Awards table on page 17 of this Proxy Statement.

The individual components of the total compensation reflected in the Summary Compensation Table are broken out below:

Salary — The table reflects base salary earned during fiscal 2012, 2011 and 2010. See “Compensation Discussion and Analysis — Elements of Compensation — Base Salary.”

Bonus — In fiscal 2012 our Named Executive Officers participated in our profit sharing plan. See “Compensation Discussion and Analysis — Elements of Compensation — Short-Term Incentive Compensation.”

Stock Awards — The awards disclosed under the heading “Stock Awards” consist of grants of restricted stock to our Named Executive Officers in fiscal 2012 and 2010. Other details about the restricted stock grants during 2012 are included in the Grants of Plan-Based Awards table on page 17. During fiscal 2011, we did not grant any stock awards to our Named Executive Officers. See also “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Compensation.”

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our Named Executive Officers for services to the Company during the fiscal years ended September 30, 2012, 2011 and 2010:

Principal Position	Year	Salary ($)		Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)		Total ($)
Stephen C. Jumper	2012	385,000	(1)	15,593	353,250	22,830		776,673
Chief Executive Officer and President	2011	393,077	(1)	—	—	19,134		412,211
	2010	350,000		—	233,000	31,818	(5)	614,818

Christina W. Hagan	2012	231,000	(1)	8,940	176,625	14,113		430,678
Executive Vice President, Secretary and Chief Financial Officer	2011	235,846	(1)	—	—	16,701		252,547
	2010	210,000		—	139,980	13,988		363,968

C. Ray Tobias	2012	253,000	(1)	9,500	235,500	16,555		514,555
Executive Vice President and Chief Operating Officer	2011	258,308	(1)	—	—	18,214		276,522
	2010	230,000		—	153,978	30,093	(5)	414,071

James W. Thomas	2012	211,046	(1)	6,333	211,950	14,173		443,502
Executive Vice President and Chief Technology Officer	2011	197,662	(1)	—	—	13,144		210,806
	2010	176,000		—	97,986	12,372		286,358

Kermit S. Forsdick	2012	216,225	(1)	7,701	117,750	10,864		352,540
Senior Vice President	2011	220,772	(1)	—	—	12,636		233,408
	2010	196,625		—	130,648	10,644		337,917

(1)	Includes a lump-sum deferred salary payment for the following Named Executive Officers: Mr. Jumper — $17,500; Ms. Hagan — $10,500; Mr. Tobias — $11,500; Mr. Thomas — $8,800; and Mr. Forsdick — $9,800. These amounts represent 5% of the salary for the Named Executive Officers. The Compensation Committee has not yet determined whether such deferral will be continued in fiscal 2013.

(2)	Includes amounts payable pursuant to our profit-sharing plan as described above in “Compensation Discussion and Analysis — Elements of Compensation — Short-Term Incentive Compensation.”

(3)	The amounts in this column represent the aggregate grant date fair value of the restricted stock awards granted to the named executive officers during the fiscal year ended September 30, 2012 and September 30, 2010 computed in accordance with ASC Topic 718, except that no assumption for forfeitures was included. For a discussion of valuation assumptions, see Note 7 to our audited financial statements included in our 2012 Annual Report on Form 10-K for the assumptions made in our valuation of the 2012 and 2010 awards.

(4)	The amount shown in this column includes the matching contributions under our 401(k) plan for the following Named Executive Officers for fiscal 2012, 2011 and 2010, respectively: Mr. Jumper — $20,766, $17,118 and $16,484; Ms. Hagan — $12,049, $12,921 and $12,116; Mr. Tobias — $14,490 $14,809 and $13,800; Mr. Thomas — $12,135, $11,332 and $10,560; and Mr. Forsdick — $8,800, $8,979, and $8,800.

(5)	The amounts shown for fiscal 2010 include special bonus awards of $13,462 and $14,421, respectively, relating to Mr. Jumper’s 25th anniversary and Mr. Tobias’s 20th anniversary with the Company.

Outstanding Equity Awards At Fiscal Year End 2012

The following table provides information regarding the value of all unexercised options and unvested restricted stock previously awarded to our Named Executive Officers:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Stephen C. Jumper	11,250	3,750	(1)	18.91	12/2/2018	10,000	(3)	252,600
						15,000	(4)	378,900
Christina W. Hagan	7,500	2,500	(1)	18.91	12/2/2018	6,000	(3)	151,560
						7,500	(4)	189,450
C. Ray Tobias	7,500	2,500	(1)	18.91	12/2/2018	6,600	(3)	166,716
						10,000	(4)	252,600
James W. Thomas	3,750	1,250	(1)	18.91	12/2/2018	4,200	(3)	106,092
						9,000	(4)	227,340
Kermit S. Forsdick	3,750	1,250	(1)	18.91	12/2/2018	5,600	(3)	141,456
						7,500	(4)	126,300

(1)	Shares underlying options that vest on 12/02/12.

(2)	The market value was computed by multiplying the closing market price of the Common Stock at fiscal year end 2012 ($25.26) times the number of restricted shares that have not vested.

(3)	Vests in one installment on 07/26/2013.

(3)	Vests in one installment on 06/08/2015.

Stock Vested for Fiscal 2012

No stock options were exercised or restricted stock awards vested by the Named Executive Officers during fiscal 2012.

Grants of Plan-Based Awards

The following table reports all grants of plan-based awards made during fiscal 2012 to our Named Executive Officers:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Stephen C. Jumper	6/8/2012	15,000	353,250
Christina W. Hagan	6/8/2012	7,500	176,625
C. Ray Tobias	6/8/2012	10,000	235,500
James W. Thomas	6/8/2012	9,000	211,950
Kermit S. Forsdick	6/8/2012	5,000	117,750

(1)	All grants made to Named Executive Officers in fiscal 2012 were grants of restricted shares made pursuant to the 2006 Plan. These shares vest on the third anniversary of the original grant date.

(2)	Represents the aggregate grant date fair value of the award computed in accordance with ASC 718.

Pension Benefits

Our only retirement plan for our employees, including our Named Executive Officers, is our 401(k) plan. We do not have a pension plan in which our Named Executive Officers are eligible to participate.

Non-Qualified Deferred Compensation

We do not have a non-qualified deferred compensation plan.

Potential Payments Upon a Change of Control or Termination

We do not have any employment contracts or change of control agreements. However, the 2006 Plan does permit accelerated vesting of stock awards in the event of a change of control or upon termination of employment as described below.

In the event of a “change of control,” all awards granted under our 2006 Plan immediately vest and become fully exercisable and any restrictions applicable to the award lapse. All stock options and stock appreciation rights will remain exercisable until (a) the expiration of the term of the award or, (b) if the participant should die before the expiration of the term of the award, until the earlier of: (i) the expiration of the term of the award or (ii) two (2) years following the date of the participant’s death. Our 2006 Plan form stock option and restricted stock agreements define a “change of control” as occurring when (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power of the Company’s then outstanding securities; (ii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election unless a majority of the new members of the Board were recommended or approved by majority vote of members of the Board of Directors immediately prior to such shareholders’ meeting; (iii) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or (iv) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

In addition our form stock option and restricted stock agreements also provide for accelerated vesting upon death or disability or if a participant’s employment is terminated by the Company for reasons other than cause. Stock options which are accelerated under this provision may be exercised in whole or in part until their expiration pursuant to the terms of the stock option agreement or the 2006 Plan.

If a change in control or termination of employment as described above were to have occurred as of September 30, 2012, shares of stock options and restricted stock held by our Named Executive Officers would have automatically vested, as follows:

•	Mr. Jumper held 25,000 shares of restricted stock and 11,250 stock options that would have become fully vested as a result of such change in control or termination of employment;

•	Ms. Hagan held 13,500 shares of restricted stock and 7,500 stock options that would have become fully vested as a result of such change in control or termination of employment;

•	Mr. Tobias held 16,600 shares of restricted stock and 7,500 stock options that would have become fully vested as a result of such change in control or termination of employment;

•	Mr. Thomas held 13,200 shares of restricted stock and 3,750 stock options that would have become fully vested as a result of such change in control or termination of employment;

•	Mr. Forsdick held 13,100 shares of restricted stock and 3,750 stock options that would have become fully vested as a result of such change in control or termination of employment.

COMPENSATION POLICIES AND PRACTICES AND RISK MITIGATION

The Compensation Committee periodically reviews the Company’s compensation policies and practices to ensure that they do not encourage excessive risk-taking. The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended September 30, 2012, our Compensation Committee was composed of Messrs. Brown, Hoover, and Cooper. No member of the Compensation Committee during fiscal 2012 was a current or former officer or employee of the Company or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K as adopted by the SEC. None of our executive officers served on the board of directors or the compensation committee of any other entity for which any officers of such other entity served either on our Board of Directors or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics, our Audit Committee charter, the procedures described below with respect to director and officer questionnaires and the other procedures described below.

Our code of business conduct and ethics provides that directors, officers, and employees must avoid situations that involve, or could appear to involve, “conflicts of interest” with regard to the Company’s interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. Conflicts of interest generally interfere with the person’s effective and objective performance of his or her duties or responsibilities to the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:

•	a director, officer or employee or members of their immediate family, receive improper personal benefits because of their position with the Company;

•	the Company gives loans, or guarantees obligations of directors, officers, employees or their immediate family members; or

•	the director, officer, employee or their immediate family members use Company property or confidential information for personal use.

Our Audit Committee also has the responsibility, according to its charter, to review, assess and approve or disapprove conflicts of interest and related-party transactions.

Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual general meeting of members. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our Proxy Statement or Annual Report.

In addition, we annually review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our Proxy Statement or Annual Report.

Based on these reviews, our Board of Directors has determined that the Company did not engage in any transactions during the fiscal year ended September 30, 2012 with related persons which would require disclosure under Item 404 of Regulation S-K as adopted by the SEC, and there are currently no such proposed transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding securities authorized for issuance under our equity compensation plans as of September 30, 2012. See information regarding material features of the plans in Note 7, “Stock-Based Compensation” to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	125,550	$18.91	352,497
Equity compensation plans not approved by security holders	—	—	—
Total	125,550	$18.91	352,497

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of November 30, 2012, by beneficial owners of more than five percent of our Common Stock, each of our Directors and executive officers individually and all executive officers and Directors as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
SECURITY OWNERSHIP OF 5% HOLDERS
Beddow Capital Management Incorporated	588,694	(3)	7.33%
Dimensional Fund Advisors LP	580,612	(4)	7.23%
Paradigm Capital Management	551,756	(5)	6.87%
Vanguard Group, Inc	420,965	(6)	5.24%
SECURITY OWNERSHIP OF MANAGEMENT
L. Decker Dawson	108,192	(7)	1.35%
Stephen C. Jumper	74,052	(8)(9)	*
Christina W. Hagan	69,712	(8)(9)	*
C. Ray Tobias	46,488	(8)(9)	*
James W. Thomas	21,329	(8)(9)	*
Kermit S. Forsdick	20,225	(8)(9)	*
Tim C. Thompson	8,921		*
Gary M. Hoover, Ph.D	8,921		*
Paul H. Brown	2,667		*
Jack D. Ladd	4,921	(10)	*
Ted R. North	4,921		*
Craig W. Cooper	1,248		*
All directors and executive officers as a group (12 persons)	371,597		4.63%

*	Indicates less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise noted, the filing person’s address is 508 West Wall, Suite 800, Midland. TX 79701.

(2)	As of November 23, 2012, there were 8,031,369 shares of Common Stock issued and outstanding. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(3)	As reported on Schedule 13G filed with the SEC on November 9, 2011. The filing person’s address is 250 Healdsburg Avenue, Suite 202, Healdsburg, CA, 95448.

(4)	As reported on Schedule 13G filed with the SEC on December 31, 2011. The filing person’s address is 6300 Bee Cave Road, Building One, Austin, TX, 78746.

(5)	At printing time not reported on Schedule 13G with the SEC. The filing person’s address is 9 Elk, Albany, NY 12207.

(6)	As reported on Schedule 13G filed with SEC on December 31, 2011. The filing person’s address is 100 Vanguard Blvd, Malvern, PA, 19355.

(7)	Mr. Dawson’s shares are held as an individual and through a revocable trust.

(8)	Includes shares subject to options exercisable within 60 days of the record date as follows: Mr. Jumper — 15,000 shares; Ms. Hagan — 10,000 shares; Mr. Tobias — 10,000 shares; Mr. Thomas — 5,000 shares; Mr. Forsdick — 5,000 shares.

(9)	Includes shares attributable to restricted stock, as follows: Mr. Jumper — 25,000 shares; Ms. Hagan —13,500 shares; Mr. Tobias — 16,600 shares; Mr. Thomas — 13,200 shares Mr. Forsdick — 13,100 shares. The restricted stock is subject to forfeiture and may not be sold or transferred during the three-year vesting period. Holders of shares of restricted stock have the right to vote.

(10)	Mr. Ladd has pledged an aggregate of 4,921 shares of common stock as security.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP for appointment as our independent registered public accounting firm for the fiscal year ending September 30, 2013, subject to ratification by the shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Our Board of Directors unanimously recommends that you vote FOR the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2013.

KPMG LLP served as our independent registered public accountants during the three fiscal years ended September 30, 2010, 2011 and 2012. Representatives of KPMG LLP are not expected to be present at the Annual Meeting.

As previously reported, on December 13, 2012 the Audit Committee terminated KPMG LLP and approved the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

During the two fiscal years ended September 30, 2012 and 2011, and through December 13, 2012, the Company has not consulted with Ernst & Young LLP regarding (i) the application of accounting principles to any proposed transaction or the rendering of any audit opinion on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304(a)(1) of Regulation S–K.

The audit reports of KPMG LLP (i) on the Company’s financial statements for the past two years ended September 30, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles; and (ii) on the effectiveness of internal control over financial reporting as of September 30, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended September 30, 2012 and 2011 and through December 13, 2012, there were (i) no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference thereto in its reports for such years; and (ii) no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We provided KMPG LLP with a copy of our current report on Form 8-K prior to its filing with the SEC, and KPMG LLP furnished the Company with a letter addressed to the SEC stating that it agrees with the report. A copy of such letter is attached as Exhibit 16.1 to the current report on Form 8-K.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees.    The aggregate fees billed for fiscal 2012 and 2011 for professional services rendered by the principal independent accountant, KPMG LLP, for the audit of our annual financial statements, review of our quarterly reports on Form 10-Q and audit of our internal controls over financial reporting, were $378,563 and $453,132, respectively.

Audit-Related Fees.    There were no fees billed in each of the last two fiscal years for audit-related professional services rendered by the principal independent accountant, KPMG LLP.

Tax Fees.    There were no fees billed in each of the last two fiscal years for tax services provided by the principal independent accountant, KPMG LLP.

All Other Fees.    There were no other fees billed in fiscal 2012 other than audit related fees. In 2011, there were an aggregate of $376,068 of other fees for due diligence work associated with the Company’s proposed merger with TGC Industries, Inc.

The Audit Committee’s policy on pre-approval of fees and other compensation paid to the independent registered accounting firm requires the Chairman of the Audit Committee to sign all engagement letters of the principal independent accountant prior to commencement of any services. All fees paid in 2012 were approved in accordance with these procedures. All of the work performed in auditing our financial statements for the last two fiscal years by the principal independent accountants, KPMG LLP, has been performed by their full-time, permanent employees.

AUDIT COMMITTEE REPORT

To the Shareholders of Dawson Geophysical Company:

It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company’s financial statements. In keeping with this goal, the Board of Directors adopted a written charter for the Audit Committee, which is posted on the Company’s website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section. The Audit Committee is satisfied with the adequacy of the charter based upon its evaluation of the charter during fiscal 2012. The Audit Committee met fourteen times during fiscal 2012. The members of the Audit Committee are independent directors.

The Audit Committee oversees the Company’s financial reporting process on behalf of the entire Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report and to assist the Board of Directors with oversight of the following:

•	integrity of the Company’s financial statements;

•	compliance by the Company with standards of business ethics and legal and regulatory requirements;

•	qualifications and independence of the Company’s independent auditors; and

•	performance of the Company’s independent auditors.

The audit committee does not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles with management and the independent accountants. The Audit Committee (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended September 30, 2012 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect; and (iii) received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with the Company’s independent auditors the independent auditors’ independence.

Audit and audit-related fees billed to the Company by KPMG LLP during the Company’s 2012 fiscal year for the audit of the Company’s annual financial statements, the review of those financial statements included in the Company’s quarterly reports of Form 10-Q and the audit of our internal controls over financial reporting totaled approximately $378,563.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for fiscal 2012 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Submitted by the Audit Committee of the Board of Directors

Ted R. North (Chairman)
Gary M. Hoover, Ph.D
Jack D. Ladd

December 19, 2012

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation, referred to as the “say-on-pay” vote, gives shareholders the opportunity to express their views on our Named Executive Officers’ compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. Shareholders may vote for or against the approval of the Company’s executive compensation, or they may abstain from voting on this proposal.

As described in detail in our Compensation Discussion and Analysis beginning on page 9, the core objectives in designing our executive compensation program are to motivate and retain the talent needed to lead and grow the Company, reward successful performance and closely align executives’ interests with those of the Company. The ultimate objective of our compensation program is to improve the intrinsic value of the Company and shareholder value.

We encourage you to review the compensation tables and the narrative disclosures on compensation in this proxy statement. In addition, we encourage you to read the section above entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy. The Compensation Committee and the Board of Directors believe that our executive compensation program is effective in implementing our compensation philosophy and in achieving its goals.

The Company requests shareholder approval of the compensation of the Company’s Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Proxy Statement of the Company for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

While your vote on this proposal is advisory and will not be binding on the Company, the Board of Directors or the Compensation Committee, we value the opinion of our shareholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

Our Board of Directors unanimously recommends that you vote FOR the resolution, on an advisory basis, approving the executive compensation of the Named Executive Officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation.

To our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, during the fiscal year ended September 30, 2012, our directors, officers and beneficial owners of more than 10% of Common Stock complied with all applicable Section 16(a) filing requirements except that, due to a miscommunication with his broker, Howell W. Pardue failed to file a Form 4 in a timely manner with respect to a sale of shares in March 2012.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The next Annual Meeting of the Company’s shareholders is expected to be held on January 21, 2014. Shareholders may submit proposals appropriate for shareholder action at the next Annual Meeting consistent with the regulations of the Securities and Exchange Commission. If a shareholder desires to have such proposal included in the Proxy Statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, Attention: Ms. Christina W. Hagan, Secretary, no later than August 21, 2013.

In addition, our Bylaws establish advance notice procedures with regard to certain matters, including shareholder proposals not included in our Proxy Statement, to be brought before an Annual Meeting. In general, our corporate secretary must receive notice of any such proposal not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (in the case of the next Annual Meeting, not before September 24, 2013 and not later than October 24, 2013) at the address of our principal executive offices shown above. Such notice must include the information specified in Article II, Section  14 of our Bylaws.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684-3000. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2012 Annual Report and this Proxy Statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.

OTHER MATTERS

We know of no other business which will be presented at the Annual Meeting other than as explained herein. Our Board of Directors has approved a process for collecting, organizing and delivering all shareholder communications to each of its members. To contact all directors on the Board of Directors, all directors on a committee of the Board of Directors or an individual member or members of the Board of Directors, a shareholder may mail a written communication to: Dawson Geophysical Company, Attention: Secretary, 508 West Wall, Suite 800, Midland, Texas 79701. All communications received in the mail will be opened by our Secretary, Christina W. Hagan, for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of shareholder communications to the Board of Directors will be promptly relayed to the appropriate members. We encourage all members of the Board of Directors to attend the Annual Meeting of Shareholders, although we have no formal policy requiring attendance. All nominees for election to the Board of Directors attended last year’s Annual Meeting.

On December 5, 2012, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended September 30, 2012. The Annual Report on Form 10-K has been provided concurrently with this Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

Shareholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.dawson3d.com, or (3) by writing to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684-3000. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THE COMPANY

You can learn more about the Company and our operations by visiting our website at www.dawson3d.com. Among other information we have provided there, you will find:

•	The charters of each of our standing committees of the Board of Directors;

•	Our code of business conduct and ethics;

•	Information concerning our business, recent news releases and filings with the SEC; and

•	Information concerning our Board of Directors and shareholder relations.

For additional information about the Company, please refer to our 2012 Annual Report, which is being mailed with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Christina W. Hagan, Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Paul H. Brown　02 Craig W. Cooper　03 Gary M. Hoover　04 Stephen C. Jumper　05 Jack D. Ladd
06 Ted R. North　07 Tim C. Thompson

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03 Gary M. Hoover 04 Stephen C. Jumper 05 Jack D. Ladd The Board of Directors recommends you vote FOR proposals 2 and 3. Proposal to ratify the appointment of the accounting firm appointed as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013, as named in the Company’s Proxy Statement for the Annual Meeting. Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers as disclosed in the Proxy Statement of the Company for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission. For Against Abstain NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Company for the Annual Meeting to be held on January 22, 2013. Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion. For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are

available at www.proxyvote.com .

DAWSON GEOPHYSICAL COMPANY

Annual Meeting of Shareholders

January 22, 2013 10:00 AM

This proxy is solicited on behalf of the Board of Directors.

The shareholder(s) hereby appoint(s) Stephen C. Jumper, Craig W. Cooper and Christina W. Hagan, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dawson Geophysical Company that the shareholder(s) is/are entitled to vote at the Annual

Meeting of Shareholders to be held at 10:00 A.M., Central Time on January 22, 2013, at the Petroleum Club of Midland, Midland, Texas,

and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH

DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED

ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address change/comments:

Continued and to be signed on reverse side

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